Exhibit 10.23

 LICENSE AGREEMENT BETWEEN EVEREST WATER, LTD & CANAMERA MANAGEMENT, INC.

I. PARTIES

The parties to this Agreement are Everest Water Ltd, having a mailing address of P. O. Box N-609 Maude Beatrice House 35 Village Road Nassau, Bahamas (hereinafter Licensor), and Canamera Management, Inc., having a mailing address of Orillia & Guardia, Obarrio, Torreada Technologies Piso 7, Panama city, City, Republic of Panama (hereinafter licensee).

II. BACKGROUND

a.

Licensor has developed a new concept for a water-extracting machine for which Licensor has been granted a United States Patent under U.S. Pat. No. 7,272,947. (hereinafter, the "'947 patent"), which in summary describes a device that produces potable water by extracting water from the air and purifying of the same by way of cooling and condensing water and removing bacteria or preventing the formation of bacteria. Licensor may apply or has also applied for patents in other jurisdictions.

b.

licensee is interested in commercializing Licensor's water making machine.

III. DEFINITIONS

a)

The term "Licensed Patent" shall mean the '947 patent and any U.S. or foreign patent derived therefrom and any patent on an improvement thereto.

b)

The term "Know How" means any information, including without limitation, invention records, research records and reports, development reports, experimental and other engineering reports, pilot plant designs, production plant designs, production specifications, raw material specifications, quality control reports and specifications, drawings and photographs, models, tools and parts, manufacturing and production techniques, processes, methods, marketing surveys, or any other information possessed by Licensor, whether or not considered proprietary, relating to the licensed Patents or licensed Product.

c)

The term "Licensed Product" shall mean product made by licensee under the scope of the Licensed Patent.

d)

The term "Improvements" shall mean Technology created by Licensee or Licensor during the term of this license Agreement that would in any way enhance or add value to or provide advantage to the Licensed Product or its manufacture, sale or use.

e)

The term "Gross Sales" shall mean the total of the actual payments that Licensee receives for selling the Licensed Product, less returns and allowances.

f)

The terms "Notice" and "Notify" require that the party giving notice or any other communication required under this Agreement deposit a copy of such notice or communication in the mail of the country from which the notice is being sent via registered or certified mail, return receipt requested, or a reliable courier service, properly addressed to the other party at its address of record set forth in Section XV of

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this Agreement. Either party may change its address of record by notifying the other party in writing pursuant to this provision on notice. If such notice is given by the U.S. mails as indicated above, the date of giving notice shall be the date on which the mail is received, or five (5) days after the communication is sent, whichever occurs earlier. The receipt showing the date of such delivery shall give prima facie evidence of delivery. Notice may also be given in any other way that is effective in achieving delivery to a party. If notice is given in any manner other than specified above, then the date of giving of such notice shall be the date upon which such notice is actually received by the other party.

g)

The term "Confidential Information" shall mean any and all information whether or not reduced to writing or other tangible medium of expression, and whether or not patented, patentable, capable of trade secret protection or protected as an unpublished or published work under the United States Copyright Act of 1976. as amended. Confidential information includes, but is not limited to information relating to research and development, inventions, discoveries, improvements, methods and processes, know-how, algorithms, compositions, works, concepts, designs, ideas, prototypes, writings, notes and patent applications, and to business plans, financial matters, products, services, manufacturing processes and methods, costs, sources of supply, strategic marketing plans, customer lists, sales, profits, pricing methods, personnel and business relationships. Confidential Information shall not include any information that (i) was already known to the receiving party prior to its relationship with the disclosing party, as established by written records; (ii) becomes generally available to the public other than as a result of the receiving party's breach of this Agreement; (iii) is furnished to the receiving party by a third party who is lawfully in possession of such information and who may lawfully convey such information; or (iv) is subsequently developed by the receiving party independently of the information received from the disclosing party, as established by the receiving party's written records. Licensor's Confidential Information shall be so marked if communicated in writing or if communicated orally or by non-written means (e.g. product samples) so stated at the time of communication and confirmed in writing within 30 days. For purposes of this definition, the receiving party includes each affiliate of licensee or Licensor.

h)

"Technology" shall mean Know-How, technical information and inventions that are useful for making and designing the Licensed Product and includes design specifications, drawings, operating procedures, utilities requirements, and information and technical data on mechanical testing and performance testing.

IV. LICENSE GRANTS

a)

Licensor hereby grants to Licensee for the term of this agreement a royalty-bearing, non-exclusive license to manufacture or have manufactured, to use, and to sell Licensed Products. licensor further grants to Licensee the exclusive right to use Know-How of Licensor, which Licensor shall continually make available to Licensee. This includes disclosure by Licensor to Licensee and use by Licensee of all Technology, Know-How and Confidential Information in the possession, knowledge or control of Licensor.

b)

Licensor further agrees to and shall promptly provide to Licensee all Improvements or modifications to Licensed Product known by Licensor or features thereof from time to time for use by Licensee during the period of this License Agreement.

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c)

The license is granted for any jurisdiction where there is patent protection granted for the Licensed Product.

d)

Licensor grants to Licensee the right to assign to third parties the rights granted under this License Agreement as part of the sale of the entire business of Licensee.

e)

Licensor grants to licensee the right to sublicense, assign or transfer the Licensed Patent to any Holding or Operational company in which the Licensee holds an ownership interest in said company of at least 10%. Further, the Holding or Operational Company will not sublicense to any other company in which the Holding or Operational Company does not have a vested interest.

V. PAYMENTS AND ROYALTIES

a)

Licensee shall pay to licensor a royalty of six percent (6%) of the Gross Sales for all sales of the Licensed Product for the term of this Agreement.

b)

From the execution of this agreement the royalty shall be a minimum of four thousand dollars per year paid at one thousand dollars US (US$1 ,000) per quarter as long as this License Agreement remains in full force and effect.

VI. RECORDS AND PAYMENTS

a}

Licensee shall keep accurate records and books of account showing the Gross Sales of all licensed Products.

b)

Within twenty (20) days after the close of each quarter of each year in which this agreement is in effect, Licensee shall render written reports to Licensor stating the Gross Sales for the reporting period associated with that quarter. Each such report shall be accompanied by a remittance in full for the royalties due. The Licensed Product shall be considered sold when payment is received. Royalties that are paid on items that are subsequently returned may be credited against future royalty payments.

c)

Any Certified Public Accountant engaged by Licensor and reasonably acceptable to Licensee shalf be given access to Licensee records and books at reasonable locations during normal business hours upon fifteen (15) days notice by Licensor solely for audit of royalties due, which access shall be limited as necessary for that purpose. If it is necessary to review any Licensee trade secrets the Certified Public Accountant must agree in writing prior to obtaining said access to maintain such trade secrets confidential without disclosure to Licensor. Licensee will have a duty to inform the Certified Public Accountant what material is confidential prior to disclosure thereof.

VII. TERM AND TERMINATION

a)

The effective date of this Agreement is the date the $5,000 (prepaid 5 quarters royalties) is received.

b)

This Agreement shall remain in full force and effect for the duration of any Licensed Patent and shall be irrevocable unless terminated earlier as provided in this Section VII.

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To that end, Licensor shareholders or board of directors or any other shareholders or boards of directors of any other company or persons who come to own the Licensed Patent or any interest therein shall not have authority to revoke this License Agreement and shall be bound by the covenants herein.

c)

In theeventthatLicensorbecomesinsolventorLicensorissoldoritsinterestinthe Licensed Patent is otherwise transferred to another party clause b) will remain in effect and the success in interest shall be bound by this License Agreement. In the event Licensor becomes insolvent or licensor is dissolved or otherwise ceases to be a legal entity without the Licensed Patents being assigned to another legal entity, the license granted herein shall become a fully paid assignment of the licensed Patent to Licensee effective one day before such condition occurs or is determined by Licensee and licensee shall by these terms be authorized to record said assignment with the U.S. Patent and Trademark Office and other patent offices of other jurisdictions as appropriate if accompanied by licensee's sworn statement of the stated condition by Licensee. licensee shall then further assign Licensed Patents to the inventors thereof.

d)

In addition, either party shall have the right to terminate this License Agreement in the event that there is a material breach by the other party, this termination being accomplished as follows. In which event the aggrieved party must notify the breaching party of the aggrieved party's intent to terminate this Agreement, specifying the alleged breach. If the breaching party does not remedy the breach within thirty(30)days of such notice of intent to terminate. the aggrieved party can then terminate the Agreement by giving notice of termination. However, if the breaching party remedies the breach within the thirty (30) day period after notice of intent to terminate, then the Agreement shall remain in full force and effect. Royalty payments shall not be required to paid by Licensee after notice of breach has been provided to Licensor unless the breach is timely cured.

e)

licensee may terminate this License Agreement at any time and without cause by providing notice to Licensor.

f)

In the event that this license Agreement is terminated for any reason, Licensee shall have up to six (6) months to close its operations in regard to this License Agreement, during which period the terms of this License Agreement continue to apply, after which Licensee agrees to make no further use of the Licensed Patent and shall no longer directly or indirectly make. use, or sell any Licensed Patent.

VIII. WARRANTY AND DISCLAIMER

a) Licensor's Warranty. Licensor represents and warrants to Licensee that

i

Licensor represents its belief that (i) it is the owner of the entire right. title, and interest in and to Licensed Subject Matter, (ii) it has the sole right to grant licenses there under. And (iii) it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted to Licensee except as stated herein.;

ii

The Technology to be furnished to Licensee under this Agreement shall be current. Technology provided by licensor to Licensee under this Agreement shall be accurate and sufficiently complete to enable Licensee to make use thereof.

iii

To the best of his knowledge. the use of the Licensed Patents and/or Technology

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as contemplated under this Agreement will not infringe the rights of third parties. iv

iv

All past, present or future indebtedness of Licensor shall not be brought to bear on Licensee, Keith White or Robb Perkinson or any assignee designated by Keith White or Robb Perkinson or Licensee and Licensor shall indemnify and hold them harmless therefrom, including attorney fees incurred.

v

All past, present or future license agreements that licensor has entered into will not be binding upon Keith White or Robb Perkinson or licensee or any assignee delegated there of and licensor shall indemnify and hold them harmless therefrom, including attorney fees incurred.

b)

 Licensee's Warranty. licensee represents and warrants to Licensor that i It has not made, and will not make, any commitments to others inconsistent with, or in derogation of, of this Agreement, ii Licensed Products shall be suitable for their intended use.

IX. INDEMNITY

a)

Indemnification by licensor. licensor shall indemnify and hold Licensee and each of Licensee's directors, officers, employees, agents and affiliates harmless from and against any and all claims, actions, suits, proceedings, losses, damages and expenses including, without limitation, reasonable attorneys, consultants and experts fees (collectively, "Claims") arising out of or relating to any inaccuracy or breach of Licensor's warranties or representations, as set forth herein.

b)

Indemnification by Licensee. Licensee shall indemnify and hold licensor harmless from and against any and all Claims arising out of or relating to:

i)

Any inaccuracy or breach of Licensee's representations, warranties, covenants or other obligations hereunder or

ii)

The manufacture, marketing, distribution, sale or use of any Licensed Products including, without limitation, (A) any product liability claims, (B) any claims of personal injury, death or property damage, (C) any claims made under any guaranties made or warranties given (in either case, whether expressed or implied) with respect to such Licensed Product or (D) any similar or other claim based on strict liability, negligence or warranty (whether expressed or implied).

c)

Indemnification Procedures. In the event that any claim is made as a result of which a party or any of its directors, officers, employees or agents (collectively, an "Indemnified Party") may become entitled to indemnification by the other party ("Indemnifying Party") the Indemnifying Party shall, at its expense, assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. Promptly upon becoming aware of such claim, such party shall give the other party notice thereof; provided, however, that the omission so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to the Indemnified Party, except to the extent that the Indemnifying Party is actually prejudiced by such omission. Any settlement of any claim shall require the mutual consent of the Indemnifying Party and the Indemnified Party and shall include as an unconditional term therein the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability with respect to such claim. Notwithstanding the Indemnifying Party's assumption of the defense of such claim. the Indemnified Party shall, at its expense, have the right to employ separate counsel and to participate in the defense of such claim.

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d) Insurance. Each party is responsible for obtaining its own product liability insurance. Licensor is not responsible for any design defects.

X. CONFIDENTIAL INFORMATION

The parties acknowledge that during the course of their performance under this Agreement, each party may learn Confidential Information of the other party. Each party agrees to take reasonable steps but in no event less stringent than the steps it uses to protect its own Confidential Information to protect such Confidential Information and further agrees that it shall not: (i) use such Confidential Information except as required in the normal and proper course of performing under this Agreement; e.g, disclosing only to those employees having a need to know or (ii) disclose such Confidential Information to a third party except as may be required under applicable law without, in each case, obtaining the prior written approval of the other party. The foregoing restrictions shall continue to apply after the expiration or termination of this Agreement. regardless of the reason for such expiration or termination, and shall continue to apply for so long as the confidential nature of such information is maintained. All Confidential Information is, and shall remain, the property of the party which supplied it. Each party shall take reasonable steps to mark its Confidential Information with appropriate legends, provided however, that the failure to mark such Confidential Information shall not relieve the other party of its obligations hereunder.

XI. PATENT MARKING

Licensee shall affix the appropriate patent notices to the Licensed Product or in connection with the product in accordance with the applicable laws of the United States and/or any other countries in which patent coverage is sought and/or obtained.

XII. TRADEMARK RIGHTS

Licensee must brand the Licensed Products with their own trademark brand that is not confusingly similar with any of the brands as listed in Schedule A. Any trademark rights developed by Licensee while commercializing the Licensed Product shall remain the sole property of Licensee.

XIII. PATENT ENFORCEMENT

a) Neither Licensor nor licensee shall be required to enforce licensor patents or other protect licensor intellectual property. Either party may choose to do so, in which case that party shall pay for all expenses pertaining thereto and shall retain proceeds of any judgment derived therefrom. Licensor agrees to allow Licensee to file lawsuits in Licensor's name, under conditions protecting Licensor, to enforce said intellectual property rights and the benefits Licensee derives therethrough. The enforcing party shall hold the other party harmless from consequences from enforcement.

b} In the event that either party hereto shall become aware of any real or perceived infringement or misappropriation of Licensor's patent, trade secret or know-how rights on the process and system, equipment, products or materials useful therein, the party shall give notice thereof to the other party hereto.

c) In any infringement suit or dispute. the parties agree to cooperate fully with each other.

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At the request and expense of the party bringing suit, the other party will permit access to all relevant personnel, records, papers, information, samples, specimens, etc., during regular business hours.

d) Any financial benefts obtained through actions to enforce the Licensed Patent shall be the property of the parties in proportion to the amount spent enforcing the Licensed Patent by the respective parties.

XIV. COOPERATION WITH PRODUCT DEVELOPMENT AND MARKETING

Licensor agrees to cooperate with Licensee's efforts to develop and market Product, including cooperating with the development of methods of manufacture and use of the Product and transmitting to Licensee any Know How relating to the manufacture and use of the Product. Licensee is allowed to use sales, marketing material of Licensor that it has in its possession. Licensee agrees to make no use of the name Everest other than as a reference that they are licensed by Licensor, or the name Everest in conjunction with the patent number on a manufacturing plate located on Licensed Product manufactured by Licensee. Licensee also agrees to make no use of the Everest logo, or the word Yeti, or any likeness to Yeti.

XV.GENERAL PROVISIONS

a)

Jurisdiction. This Agreement shall be construed and performance governed by the laws of the laws of the Bahamas and the parties agree that jurisdiction and venue shall lie in the courts of the Bahamas.

b)

Severance. In the event that any of the terms of this Agreement shall be construed to be void and unenforceable, such terms and conditions shall be considered as severable from this Agreement, and the remaining term and conditions shall remain in effect to the extent appropriate without substantially changing the intent of this Agreement.

c)

Arbitration. In the event the parties hereto are unable to resolve any dispute arising under the terms of this Agreement, such dispute shall be settled by arbitration in the Bahamas and be governed by the laws of arbitration therein, unless the parties otherwise agree. The parties hereto agree to use a single arbitrator, but in the event the parties cannot agree on a single arbitrator, each party shall appoint an arbitrator and the arbitrators so appointed shall appoint a referee who shall also serve as an arbitrator and who shall preside over the arbitration. The decision of a majority of the arbitrators shall be final and binding on the parties hereto and may be enrolled as a judgment in the above named court or courts in the manner provided by law. The arbitrators shall have the right, but not the obligation, to make an award of costs and attorneys fees in favor of the prevailing party in any arbitration proceedings.

d)

No Partnership. Nothing contained in this Agreement shall be deemed or construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture. However, for purposes of patent protection any coinventorship between the parties shall be commonly assigned to the Licensor.

e)

Successors. Each and all of the provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as otherwise specifically provided in this Agreement, their respective successors and permitted assigns.

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f) Parole Evidence. This Agreement contains the entire Agreement between the parties and supersedes any prior and/or contemporaneous agreements, arrangements, negotiations, and understandings between the parties relating to the subject matter of the present Agreement. Further, the parties agree that there are no understandings, statements, promises, or inducements, oral or otherwise, contrary to the terms of this Agreement.

g) Delivery of Material. Notice, Materials required to be delivered to any party hereunder shall be delivered to the address given below for such party. Any notice, accounting statement, consent, approval or other communication under this Agreement shall be in writing and shall be considered given: (i) upon personal delivery or delivery by telecopier or email (with confirmation of receipt by receiver), (ii) 2 business days after being deposited with an "overnight" courier or "express mail" service, or (iii) seven business days after being mailed by registered or certified first class mail, return receipt requested, in each case addressed to the notified party at is address set forth below (or at such other address as such party may specify by notice to the other delivered in accordance with this section):

If to LICENSOR:	If to LICENSEE
Everest Water Ltd 2509 Cedarwood Avenue Suite 3, Bellingham. WA 98225 Email: rae@everestwater.com	CanAmera Management, Inc. Orillia & Guardia, Obarrio, Torre ada Technologies Piso 7 Panama City, Republic of Panama Email: keith@awginternational.com

h) Confidentiality of this Agreement. Except as required by order of a court or government agency of competent jurisdiction, this Agreement and its provisions shall be considered Confidential Information. Licensor and Licensee may jointly develop and agree upon any press releases or other public statements to the media to be released upon or after execution of this Agreement.

i) Authorization and Ability to Execute. Each signatory to this Agreement represents and warrants that he possesses all necessary capacity and authority to act for, sign and bind the respective entity or person on whose behalf he is signing.

j) Force Majeure. No party hereto shall be responsible for failure to observe or perform its obligations under this Agreement if such failure is due to an Act of God, war, warlike hostility, civil commotion, riot, strike, governmental orders or restriction, failure of governmental license to issue, sabotage, labor trouble or any other causes which are beyond reasonable control of the party so affected. The party so affected shall promptly give the other party reasonably detailed notice of the cause of such failure and probable extent of continuance of such cause and use reasonable efforts to avoid or remove such cause. Whenever such cause is removed, such party shall resume and complete performance as soon as practicable.

Everest Water Ltd.

By [signature]

Rae Anderson, President
Date 03/24/2010

CanAmera Management, Inc.

[signature]

Keith White, President
Date April 13/2010

LICENSE AGREEMENT BETWEEN
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Schedule A List of marks

1

Everest

2

Everest Water

3

Everest Springs

4

Everest Mist

5

Everest International

6

Water Maker

7

Yeti

8

Yeti Water

9

Water Factory

10

Aqua Pure

11

Water Pure

12

GR8

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AGREEMENT SUPPLEMENTAL TO LICENSE AGREEMENT

In consideration for the mutual benefits derived therefrom, Keith White, Rae Anderson and Robb Perkinson seek to engage in this Agreement in conjunction with a License Agreement between Everest Water Ltd. and CamAmera Inc. By this agreement, Mr. White and Mr. Robb Perkinson will and, effective upon the date last given below showing signatures by all parties, does hereby 1) relinquish their shares of Everest Water Ltd., 2) relinquish any and all further interest or control of Everest Water Ltd. and 3) receive a license pursuant to the CanAmera License Agreement.

The normal upfront licensing fee is waived in return of both Mr. Keith White and Mr.

Robb Perkinson relinquishing their shares.

Mr. White shall receive 50% of the royalties provided in this License Agreement that are to be paid to Everest Water LTO by CanAmera. This is a benefit package for his long term service as a director and officer of Everest. These parties agree that this half of the royalty shall continue to be paid to Mr. White, which royalty is 6% or a minimum payment as provided in the License Agreement, and shall be paid by deducting that amount equal to half of the royalty payment from any amount owed by CanAmera Inc. to Everest Water Ltd. such that Everest Water Ltd. is paid a net royalty of 3% or half the minimum payment.

It is hereby acknowledged that the parties have read the Transfer of Share Agreements, The Resignation Agreements, the License Agreement (collectively referred to as "The Agreements"), and by signing this Master Agreement, The Agreements are acceptable and will be signed by the parties and executed without any further alterations or changes If changes are necessary, all parties must agree to any changes. The Agreements are not enforceable until all of The Agreements are signed by the signatory parties of each agreement.

CanAmera Inc. agrees to prepay $5,000 which is their first five quarters of royalties due to Everest Water Ltd as per Section 5(b). Everest asks that this payment be sent

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